EXHIBIT 10.9

授权书

Power of Attorney

深圳市前海乐富电子商务有限公司，社会信用代码为914403003599916726，其住址为：深圳市前海深港合作区前湾一路1号A栋201室（入驻深圳市前海商务秘书有限公司）经营场所：深圳市南山区华润城华润置地e座30楼3006，(以下简称“授权人”)，持有上海乐辅电子商务有限公司（“公司”）100%股权（“公司股权”），特此不可撤销地向上海乐盼商务信息咨询有限公司，其社会信用代码为91310115MA1HA8EK3H（“被授权人”）授予以下权利(“委托权利” )：

Shenzhen Qianhai Lefu E-Commerce Co., Ltd, Social Credit Code is 914403003599916726，and its address is Room 201, Building A, No.1, Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (into Shenzhen Qianhai Business Secretary Co., Ltd.) Business Location: 3006, 30th Floor, Block E, China Resources Land, China Resources City, Nanshan District, Shenzhen. (“the Authorizer”), holds 100% equity of Shanghai Lefu E-Commerce Co., Ltd. (“the Company”), hereby irrevocably agrees to assign the following rights (the “Entrusted Rights”) to Shanghai Lepan Business Information Consulting Co., Ltd. (the “Authorized Person”), whose Social Credit Code is 91310115MA1HA8EK3H:

1.	作为授权人的代理人，参加公司的股东会会议、进行表决、签署相关股东会文件及以股东身份向相关监管当局提交文件及办理转让所需的政府审批、登记、备案等程序；
1.	the right to attend, exercise voting rights and sign relevant documents at the shareholders’ meeting, submit documents to relevant regulatory authorities as a shareholder, and conduct necessary procedures for government approval, registration and filing, etc. as an agent of the Authorizer;

2.	代表授权人对所有需要公司的股东会讨论、决议的事项行使表决权，包括但不限于指定和选举公司的董事、及根据公司届时有效的章程其他应由公司的股东任免的高级管理人员；
2.	the right to represent the Authorizer to exercise voting rights on all matters requiring discussion and resolution at the shareholders’ meeting, including but not limited to appointing and electing directors, and appointing other senior management personnel in accordance with the Company’s articles of association then effective;

3.	行使授权人根据中国法律和公司章程有权行使的所有股东权利和股东投票权，包括但不限于转让、质押或其他方式处置公司股权；
3.	the right to exercise all the shareholder’s rights and shareholder’s voting rights to the extent as permitted by the Chinese laws and the Company’s articles of association, including but not limited to transferring, pledging, or disposing of the Company’s equity in other ways;

1

4.	提名、委任公司法定代表人、董事、监事；
4.	the right to nominate and appoint the Company’s legal representative, director or supervisor;

5.	中国法律和公司章程规定的其它所有股东权利；及
5.	other shareholder’s rights as permitted by the applicable Chinese laws and the Company’s articles of association; and

6.	代表授权人签署《独家购买权协议》中约定的转让文件，以及履行与本授权书同时签署的《独家购买权协议》以及《股权质押协议》项下的权利义务并办理转让所需的政府审批、登记、备案等程序。
6.	the right to sign the transfer documents agreed in the Exclusive Call Option Agreement, fulfill the rights and obligations under the Exclusive Call Option Agreement and the Equity Interest Pledge Agreement executed at the same time as this Letter, and to conduct necessary procedures for government approval, registration and filing, etc. as a representative of the Authorizer.

授权人同意：

The Authorizer hereby agrees that:

1.	就受托人行使委托权利提供充分的协助，包括在必要时（例如为满足政府部门审批、登记、备案所需报送文件之要求）及时签署受托人已作出的现有股东会决议或其他相关的法律文件或按受托人要求作出委托权利相关的事宜；
1.	The Authorizer shall provide adequate assistance to the Authorized Person’s exercise of Entrusted Rights, including promptly adopting current shareholder resolutions or signing relevant legal documents when necessary (e.g. submitting documents to fulfil the requirement for governmental approval, registration and filing), or other events related to the Entrusted Rights at the request of the Authorized Person;

2.	在任何情况下，受托人不应就其行使委托权利而被要求对授权人或任何第三方承担任何责任或做出任何经济上的或其他方面的补偿；
2.	In no case shall the Authorized Person be required to assume any liability or make any financial or other compensation to the Authorizer or any other third party in respect of the exercise of the Entrusted Rights;

3.	如对任何一方有司法管辖权的监管机构对本授权书内容有任何意见或要求，授权人将尽力满足有关要求或遵从有关意见，包括但不限于以书面形式同意修订本授权书；
3.	If any supervisory authority has any opinion or request regarding the content of this Letter, the Authorizer shall endeavor to fulfil the request or comply with relevant opinions, including but not limited to a written agreement to amend this Letter;

2

4.	补偿受托人因行使委托权利而蒙受或可能蒙受的一切损失并使其不受损害，包括但不限于因任何第三方向其提出诉讼、追讨、仲裁、索赔或政府机关的行政调查、处罚而引起的任何损失。但如系由于受托人故意或严重过失而引起的损失，则该等损失不在补偿之列；及
4.	The Authorizer shall indemnify the Authorized Person for any loss suffered or likely to be suffered due to the exercise of the Entrusted Rights, including but not limited to any loss arising from lawsuit, recovery, arbitration, claim or administrative investigation or punishment brought by any third party. However, losses incurred due to the Authorized Person’s intentional or gross negligence shall not be indemnified; and

5.	本授权委托书期间，被授权人是授权人的唯一的排他的代理人，授权人放弃股权相关的所有权利，不再自行行使该等权利。
5.	The Authorized Person is the sole exclusive agent of the Authorizer, and the Authorizer waives all the rights associated with the equity and ceases to exercise the Entrusted Rights of his own volition during the term of this Letter.

被授权人的所有与公司股权有关的行为均应当视为授权人的行为，被授权人签署的所有文件均应视为授权人本人签署的文件。授权人对上述被授权人的行为和签署文件表示认可，并且承担相应义务和责任。

All acts of the Authorized Person relating to the Company’s equity, and all documents that he signs shall be regarded as the act of the Authorizer. The Authorizer shall endorse the Authorizer’s aforementioned acts and signed documents and assume corresponding obligations and responsibilities.

被授权人可酌情将委托权利转让予任何第三方，不需要提前通知授权人或获得授权人的同意。

The Authorized Person may assign the Entrusted Rights to any third party without obtaining the Authorizer’s prior notice or consent.

上述授权于授权人签署本授权书后立即生效。除被授权人向授权人发出终止本授权书的书面通知外，本授权书在授权人作为公司股东的期间内将始终持续有效。

The above Letter shall take effect immediately upon the signature of the Authorizer. This Letter shall be continuously valid for the duration of the Authorizer as the shareholder of the Company Except for the written notice of termination of this Letter issued by the Authorized Person to the Authorize.

3

本授权书的生效、解释、履行、执行及争议解决等事项，均适用中国法律。凡由本授权书引起的或与本授权书有关的任何争议应按以下方式解决：

The effectiveness, construction, execution, performance and dispute resolution of this Letter shall be governed by Chinese laws. Any dispute arising from or in connection with this Letter shall be resolved as follows:

1.	本授权书项下发生的及与本授权书有关的任何争议应由授权人及被授权人(“双方”)协商解决，如争议产生后三十（30）天内双方无法达成一致意见的，在不违反法定管辖原则的前提下，该争议应提交至中国国际贸易仲裁委员并根据届时有效的仲裁规则进行仲裁。仲裁裁决应以书面形式作出，对于双方是终局的、并具有法律约束力；
1.	Any dispute arising from or in connection with this Letter shall first be resolved through friendly negotiations between the Authorised Person and the Authoriser (“the Parties”). Should the Parties fail to reach an agreement on the dispute within 30 days upon the occurrence of the dispute, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration and arbitrated in accordance with its arbitration rules then in force, subject to the principle of legal jurisdiction. The arbitration award shall be in writing, final and binding on all Parties;

2.	双方同意仲裁庭或仲裁员有权依照本协议项下条款和适用的中国法律裁决给予任何救济，包括临时性的和永久性的禁令救济、合同义务的实际履行、针对授权人之股权或土地资产的救济措施和针对授权人的清算令；
2.	The Parties agree that the arbitral tribunal or arbitrator has the right to grant any relief in accordance with the terms of this Letter and applicable Chinese laws, including permanent and interlocutory injunctive relief, specific performance of contractual obligations, remedies regarding the equity or land assets of the Authorizer, and liquidation orders against the Authorizer;

3.	在适用的中国法律允许的前提下，在等待组成仲裁庭期间或在适当情况下，双方均有权诉诸有管辖权法院寻求临时性禁令救济或其它临时性救济，以支持仲裁的进行。就此，双方达成共识在不违反适用法律的前提下，香港法院、百慕大法院、中国法院和授权人主要资产所在地的法院均应被视为具有管辖权。
3.	Subject to applicable Chinese laws, both Parties have the right to bring an action to a court with jurisdiction for interlocutory injunctive relief or other interlocutory relief in to facilitate the arbitration when awaiting the formulation of the arbitration tribunal or otherwise under appropriate conditions. Both Parties agree that the courts of Hong Kong, Bermuda and the court where the principal assets of the Authorizer are located shall all be deemed to have jurisdiction to the extent permitted by applicable laws.

在争议产生及解决期间，除争议事项外，被授权人应继续享有本授权书下的委托权利。

During the term of a dispute and its resolution, the Authorized Person shall continue to enjoy other Entrusted Rights under this Letter except for the matters in dispute.

授权人：深圳市前海乐富电子商务有限公司

The Authorizer: Shenzhen Qianhai Lefu E-Commerce Co., Ltd.

日期： 2018 年 9 月 29 日                        Date: September 29，2018

4